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                                                                    EXHIBIT 99.1

[BIRDS EYE LOGO]

                                                 Contact: Bea Slizewski
                                                          Birds Eye Foods
                                                          585-264-3189

          BIRDS EYE FOODS ANNOUNCES SECOND QUARTER FISCAL 2005 RESULTS


ROCHESTER, NY, February 7, 2005...Birds Eye Foods, Inc., the nation's leader in frozen vegetables and a major processor of other food products, today reported its second quarter fiscal 2005 results.

     Net sales for the second quarter of fiscal 2005 were approximately $266.5 million, an increase of $18.0 million, or 7.2 percent, as compared to $248.5 million in the second quarter of fiscal 2004. The increase in net sales is primarily associated with the Company's recent acquisition of the California & Washington Company ("C&W") and improved volume within the Company's Birds Eye Voila! product line.

     Net income for the second quarter of fiscal 2005 was $16.7 million, an increase of $4.5 million or 36.9 percent as compared to $12.2 million in fiscal 2004. Earnings from the increase in net sales were partially offset by higher product costs and increased marketing spend during the quarter. Fiscal 2004 results were also negatively impacted by a $4.0 million (pre-tax) loss on the early extinguishment of debt.

     Net sales for the six-month period ended December 25, 2004 were $443.8 million, which represented an increase of $5.6 million or 1.3 percent as compared to $438.2 million for the six-month period ended December 27, 2003. Net income for the six-month period ended December 25, 2004 was $16.5 million, an increase of $1.4 million or 9.3 percent, as compared to $15.1 million in fiscal 2004.

     Dennis M. Mullen, chairman, president and chief executive officer comments, "As we anticipated, our acquisition of C&W has produced solid results, while adding to our branded product portfolio." Mullen continues, "However, our results have continued to be impacted by significantly higher production costs and our ongoing investment in brand-building and promotional activities. Our future plans call for a continued focus on both partnering with our customers and the introduction of innovative new items benefiting all of our brands."

     Rochester-based Birds Eye Foods, with sales of approximately $900 million annually, processes fruits and vegetables in 14 facilities across the country. Familiar brands in the frozen aisle include Birds Eye, Birds Eye Voila!, Birds Eye Simply Grillin', C&W, Freshlike and McKenzie's. Other processed foods marketed by Birds Eye Foods include canned vegetables (Brooks); fillings and toppings (Comstock and Wilderness); chili and chili ingredients (Nalley and Brooks); salad dressings (Bernstein's and Nalley) and snacks (Tim's, Snyder of Berlin and Husman). Birds Eye Foods also produces many of these products for the store brands, food service and industrial markets.


                                      -30-





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                                                                    EXHIBIT 99.1


                              BIRDS EYE FOODS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


(dollars in thousands)                                    Three Months Ended                         Six Months Ended
                                                  -----------------------------------     ------------------------------------
                                                   December 25,         December 27,       December 25,          December 27,
                                                       2004                 2003               2004                  2003
                                                  --------------       --------------     --------------        --------------
Net sales                                          $   266,473          $   248,543        $   443,817           $   438,210

Operating income                                   $    35,086          $    32,137        $    41,076           $    47,049

Interest expense                                        (7,280)              (8,507)           (13,636)              (18,750)
Loss on early extinguishment of debt (a)                   -                 (4,018)               -                  (4,018)
                                                   -----------          -----------        -----------           -----------

Pretax income from continuing operations                27,806               19,612             27,440                24,281

Tax provision                                          (11,098)              (7,853)           (10,952)               (9,722)
                                                   -----------          -----------        -----------           -----------

Income before discontinued operations                   16,708               11,759             16,488                14,559

Discontinued operations, net of tax (b)                    -                    470                -                     542
                                                   -----------          -----------        -----------           -----------

Net income                                         $    16,708          $    12,229        $    16,488           $    15,101
                                                   ===========          ===========        ===========           ===========



(a) On November 24, 2003, the Company repurchased $150.0 million of its 11 7/8 percent Senior Subordinated Notes. In conjunction with this repayment, a pre-tax loss on early extinguishment of debt of approximately $4.0 million was recorded. This amount reflects the payment of the $8.9 million call premium and other transaction expenses less the elimination of the related unamortized premium of $4.9 million.

(b) The Company has disposed of its Freshlike canned operations. The implementation of SFAS No. 144 resulted in the classification and separate financial presentation of that business as a discontinued operation and its operations are, therefore, excluded from continuing operations.

NOTE: In conjunction with this release, investors will have the opportunity to listen to a conference call on February 14th, at 1 p.m. EDT over the Internet through PR Newswire's website. To listen to the live call, go to the Birds Eye Foods website: www.birdseyefoods.com [http://www.birdseyefoods.com] or www.prnewswire.com [http://www.prnewswire.com]. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available until the 4th qtr. conference call. Additional information regarding Birds Eye Foods' financial information for the six months ended December 25, 2004, including financial and other statistical information about Birds Eye Foods' results of operations or financial results for the quarter ended, is set forth in the Company's Form 10-Q Equivalent for the period ended December 25, 2004 which will be available at www.birdseyefoods.com [http://www.birdseyefoods.com] under Public Reporting in the Investor & News section - www.birdseyefoods.com/corp/investorsnews/publicreporting - prior to the conference call.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to: the impact of strong competition in the food industry, including competitive pricing; the impact of changes in consumer demand; the impact of weather on the volume and quality of raw product; the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; the continuation of our success in integrating operations, including the realization of anticipated synergies in operations and the timing of any such synergies, and the availability of acquisition and alliance opportunities; our ability to achieve gains in productivity and improvements in capacity utilization; our ability to service debt; interest rate fluctuations; and effectiveness of marketing and shifts in market demand. Please refer to Birds Eye Foods' Annual Report on Form 10-K Equivalent for the fiscal year ended June 26, 2004 as well as other reports and information filed by Birds Eye Foods with the Securities and Exchange Commission for more information on factors that could cause actual results to differ.